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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 033-33691 on Form S-1 of our report dated March 26, 2008 (April 1, 2008 as to Note 20) relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries for the year ended December 31, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007) appearing in MetLife Insurance Company of Connecticut's Current Report on Form 8-K filed on April 3, 2008 and incorporated by reference in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

New York, New York
April 9, 2008